Exhibit 3.1

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PJT PARTNERS INC.

The present name of the corporation is PJT Partners Inc. (the “Corporation”). The Corporation was incorporated under the name “Blackstone Advisory Inc.” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on November 5, 2014 (such certificate of incorporation as amended to the date hereof, the “Original Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation of the Corporation, which amends, restates and integrates the provisions of the Original Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). The Original Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Section 1.1. Name. The name of the corporation is “PJT Partners Inc.” (the “Corporation”).

ARTICLE II

Section 2.1. Address. The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

Section 3.1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.

ARTICLE IV

Section 4.1. Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 3,301,000,000 shares, consisting of (i) 300,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), (ii) 3,000,000,000 shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and (iii) 1,000,000 shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the

DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

Section 4.2. Preferred Stock.

(A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designations with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

Section 4.3. Common Stock.

(A) Voting Rights.

(1) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(2) Each holder of Class B Common Stock, as such, shall be entitled, without regard to the number of shares of Class B Common Stock (or fraction thereof) held by such holder, to a number of votes that is equal to the product of (x) the total number of vested and unvested Partnership Units (as defined in the Exchange Agreement dated on or about the date hereof as amended from time to time (the “Exchange

Agreement”), by and among the Corporation, PJT Partners Holdings LP and the holders of Partnership Units from time to time party thereto), held of record by such holder (including for this purpose the number of Partnership Units that would be held by such holder assuming the conversion on such date of all vested and unvested LTIP Units (as defined in the Second Amended and Restated Limited Partnership Agreement of PJT Partners Holdings LP dated as of or about the date hereof, as amended from time to time (the “Partnership Agreement”)) held of record by such holder at the then applicable LTIP Conversion Ratio (as defined in the Partnership Agreement)) multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement) on all matters on which stockholders generally are entitled to vote; provided, however, that, with respect to the election of directors to serve on the Board of the Corporation and the removal of directors from the Board of the Corporation, each holder of Class B Common Stock, as such, shall initially be entitled to one vote for each share of Class B Common Stock held of record by such holder, which voting power shall be subject to increase as provided in this Section 4.3(A)(2); provided, further, that, to the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. Notwithstanding the foregoing, by written notice to the Corporation, each holder of Class B common stock may, at any time, request that such holder become entitled to a number of votes in respect of such holder’s shares of Class B Common Stock in the election of directors to serve on the Board of the Corporation and the removal of directors from the Board of the Corporation not to exceed at any time the number of votes to which such holder is then entitled in respect of such shares of Class B common stock on other matters presented to stockholders, or such lesser number of votes as may be specified in such holder’s request. The Board of the Corporation, in its sole discretion, may approve or decline any such request, and no such holder shall become entitled to such requested voting power in respect of such shares of Class B common stock unless and until the Board of the Corporation approves such request.

(3) Except as otherwise provided in this Amended and Restated Certificate of Incorporation or required by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders generally.

(B) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, property of the Corporation or shares of the Corporation’s capital stock, such dividends and other distributions may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. Dividends and other distributions shall not be declared or paid on the Class B Common Stock.

(C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock as to distributions upon dissolution or liquidation or winding up , the holders of all outstanding shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(D) Retirement of Class B Common Stock. In the event that any holder of an outstanding share of Class B Common Stock ceases to hold any Partnership Units, then any share or shares of Class B Common Stock held by such holder shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation for no consideration.

ARTICLE V

Section 5.1. By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all the then- outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, amend, alter, change, add to or repeal any provision of the by-laws of the Corporation.

ARTICLE VI

Section 6.1. Board of Directors.

(A) Except as otherwise provided in this Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The total number of directors constituting the whole Board shall be determined from time to time exclusively by resolution adopted by the Board. The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Initially, the total number of directors shall be five and there shall be two Class I directors, one Class II director and two Class III directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date that the Class A Common Stock of the Corporation is first publicly traded (the “Spin-Off Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Spin-Off Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Spin-Off Date. Commencing with the first annual meeting of stockholders following the Spin-Off Date, the directors of the class to be elected at each annual meeting shall be elected for a three-year term. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. Subject to the provisions of this Amended and Restated Certificate of Incorporation, the Board is authorized to assign members of the Board already in office to their respective class.

(B) Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(C) Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

(D) During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors constituting the Board shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect any such additional director so provided for or fixed pursuant to said provisions, and (ii) except as otherwise expressly provided in the terms of such series, each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, each such director shall automatically cease to be qualified, and the total authorized number of directors of the Corporation shall be reduced accordingly.

(E) Directors of the Corporation need not be elected by written ballot unless the By-laws of the Corporation shall so provide.

(F) The Chief Executive Officer of the Corporation as of the date of the adoption of this Amended and Restated Certificate of Incorporation, to the extent that such Chief Executive Officer serves as Chief Executive Officer and as a director of the Corporation, shall (1) serve as Chairman of the Board, (2) be assigned to Class I, (3) be nominated as a Class I director at the annual meeting of stockholders at which his initial term expires, and (4) serve as the Chairman of the Nominating and Governance committee of the Board for so long as such service is permitted under the applicable rules of the New York Stock Exchange and shall select the other members of the Nominating and Governance committee of the Board. At such time as the Chief Executive Officer and Chairman is not serving as the Chairman of the Nominating and Governance committee, the Chief Executive Officer and Chairman of the Board shall select the chairman and other members of the Nominating and Governance committee of the Board, subject to the applicable rules of New York Stock Exchange.

ARTICLE VII

Section 7.1. Meetings of Stockholders. Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of the Corporation then in office; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, or, to the extent expressly permitted by the certificate of designations relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation.

ARTICLE VIII

Section 8.1. Limited Liability of Directors. No director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article VIII shall eliminate or reduce the effect thereof in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment or repeal.

ARTICLE IX

Section 9.1. Severability. If any provision or provisions (or any part thereof) of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE X

Section 10.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any stockholder or any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

Section 11.1. Amendment of Certificate of Incorporation. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation providing a lesser vote, in addition to any other vote expressly required by this Amended and Restated Certificate of Incorporation or the DGCL, the following provisions in this Amended and Restated

Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least seventy-five percent (75%) in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V, Article VI, Article VII, Article VIII and this Article XI. The other provisions or any new provision of this Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, by the affirmative vote of the holders of at least a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by             , its             , this     day of                     , 2015.

PJT PARTNERS INC.

By:
Name:
Title:

[Signature Page – Amended and Restated Certificate of Incorporation]